Exhibit 5.3

OFFICE ADDRESS	18-20, rue Edward Steichen L-2540 LUXEMBOURG
TELEPHONE	+352 466 230
FAX	+352 466 234
INTERNET	loyensloeff.lu

To:

Schlumberger Investment S.A.

5, Place de la Gare

L-1616 Luxembourg

Grand Duchy of Luxembourg

RE	Luxembourg law legal opinion – Schlumberger Investment S.A. – S-3 Registration Statement

REFERENCE	70135624

Luxembourg, 30 April 2026

Dear Sir or Madam,

1	INTRODUCTION

We have acted as your special legal counsel on certain matters of Luxembourg law in respect of the Company. We render this opinion letter regarding the filing of a Registration Statement.

2	DEFINITIONS

2.1	Capitalised terms used but not (otherwise) defined herein are used as defined in the Schedules to this opinion letter.

2.2	In this opinion letter:

Act means the United States Securities Act of 1933.

Articles means the consolidated text of the articles of association of the Company dated 2 September 2011.

Authorisation means the authorisation of the board of directors of the Company to be passed to cover the issuance of the Debt Securities.

Company means Schlumberger Investment S.A., with registered address at 5, Place de la Gare, L-1616 Luxembourg, Luxembourg, and registered with the RCS under number B163122.

All services are provided by LOYENS & LOEFF LUXEMBOURG SARL, a private limited liability company (société à responsabilité limitée) having its registered office at 18-20, rue Edward Steichen, L-2540 Luxembourg, Luxembourg, registered with the Luxembourg Register of Commerce and Companies Luxembourg (Registre de Commerce et des Sociétés, Luxembourg) under number B 174.248. All its services are governed by its General Terms and Conditions, which include a limitation of liability, the applicability of Luxembourg law and the competence of the Luxembourg courts. These General Terms and Conditions may be consulted via loyensloeff.lu.

AMSTERDAM,  BRUSSELS,  LONDON,  LUXEMBOURG,  NEW YORK,  PARIS,  ROTTERDAM,  TOKYO,  ZURICH

Corporate Documents means the Articles and the Deed of Incorporation.

Deed of Incorporation means the deed of incorporation of the Company dated 18 August 2011.

Debt Securities means the senior unsecured debt securities to be issued by the Company, guaranteed by the Guarantor and described in detail in the prospectus dated 30 April 2026 which forms part of the Registration Statement.

Excerpt means an excerpt pertaining to the Company delivered by the RCS dated 28 April 2026.

Guarantor means SLB N.V. (SLB Limited), a public limited company organised under the laws of Curaçao and entered into the Curaçao Commercial Register with company number 1674.

Insolvency Proceedings means bankruptcy (faillite), suspension of payments (sursis de paiements), insolvency, liquidation, dissolution, reorganisation, restructuring, any proceedings and measures under the Luxembourg law of 7 August 2023 on business preservation and modernisation of bankruptcy law, administrative dissolution without liquidation procedure (procédure de dissolution administrative sans liquidation), the appointment of a temporary administrator (administrateur provisoire), and any similar Luxembourg or non-Luxembourg proceedings, regimes or officers relating to, or affecting, the rights of creditors generally.

Insolvency Regulation means the Regulation (EU) No 2015/848 on insolvency proceedings.

Luxembourg means the Grand Duchy of Luxembourg.

RCS means the Luxembourg Register of Commerce and Companies.

RCS Certificate means a certificate of absence of a judicial decision or administrative dissolution without liquidation procedure (certificat de non inscription d’une décision judiciaire ou de procédure de dissolution administrative sans liquidation), pertaining to the Company, delivered by the insolvency register (Registre de l’insolvabilité) (Reginsol) held and maintained by the RCS, dated 28 April 2026, with respect to the situation of the Company as at 27 April 2026.

Registration Statement means the Form S-3 automatic shelf registration statement under the Act dated 30 April 2026, to be filed with the SEC by the Guarantor and the Company on or about the date of this opinion letter.

Relevant Date means the date of the Registration Statement and the date of this opinion letter.

SEC means the United States Securities and Exchange Commission.

Luxembourg law legal opinion – Schlumberger Investment S.A.– S-3 Registration Statement

3	SCOPE OF INQUIRY

3.1

For the purpose of rendering this opinion letter, we have only examined and relied upon electronically transmitted copies of the Registration Statement, the Articles, the Excerpt and the RCS Certificate.

3.2	We have not reviewed the prospectus or any other documents incorporated by reference or referred to in the Registration Statement and therefore our opinions do not extend to such documents.

4	NATURE OF OPINION

4.1

This opinion letter speaks as of the date hereof. We only express an opinion on matters of Luxembourg law in force on the date of this opinion letter, excluding unpublished case law. We undertake no obligation to update it or to advise of any changes in such laws or case law, their construction or application.

4.2

Except as expressly stated in this opinion letter, we do not express an opinion on public international law or on the rules of, or promulgated under, any treaty or by any treaty organisation or European law (save for rules implemented into Luxembourg law or directly applicable in Luxembourg), on regulatory and tax matters (including EMIR, AIFMD, MiFID II, MiFIR, SFTR, SFDR, the Securitisation Regulation and DAC 6 (including, in each case, their respective EU and national delegated or implementing legislation or regulation)), as well as on transfer pricing, competition, data protection law (including GDPR), intellectual property law, labour law, accounting or administrative law, sanction laws and regulations or as to the consequences thereof.

4.3

Our opinion letter is strictly limited to the matters stated herein. We do not express any opinion on matters of fact, on the commercial and other non-legal aspects of the transactions contemplated by the Registration Statement and on any representations, warranties or other information included in the Registration Statement and any other document examined in connection with this opinion letter, except as expressly stated in this opinion letter. We have made no investigation in the Luxembourg register of beneficial owners.

4.4

In this opinion letter, Luxembourg legal concepts are sometimes expressed in English terms and not in their original French or German terms. The concepts concerned may not be identical to the concepts described by the same English term as they exist under the laws of other jurisdictions. In addition, for the purpose of different areas of Luxembourg law, for instance tax law, a term may have a different meaning than for the purpose of other areas of Luxembourg law. The meaning to be attributed to the concepts described by the English terms shall be the meaning to be attributed to the equivalent Luxembourg concepts under the relevant area of Luxembourg law.

4.5

This opinion letter may only be relied upon under the express condition that any issue of interpretation or liability arising hereunder will be governed by Luxembourg law and be brought exclusively before the courts of the district of Luxembourg-City.

Luxembourg law legal opinion – Schlumberger Investment S.A.– S-3 Registration Statement

4.6

This opinion letter is issued by LOYENS & LOEFF LUXEMBOURG SARL and may only be relied upon under the express condition that any liability of LOYENS & LOEFF LUXEMBOURG SARL is limited to the amount paid out under its professional liability insurance policies. Only LOYENS & LOEFF LUXEMBOURG SARL can be held liable in connection with this opinion letter.

5	OPINIONS

The opinions expressed in this paragraph 5 (Opinions) should be read in conjunction with the assumptions set out in Schedule 1 (Assumptions) and the qualifications set out in Schedule 2 (Qualifications). On the basis of these assumptions and subject to these qualifications and any factual matters or information not disclosed to us in the course of our investigation, we are of the opinion that as at the date of this opinion letter:

5.1	Corporate status

The Company has been incorporated and is existing as a société anonyme (public limited liability company) for an unlimited duration.

5.2	Due authorisation

The Debt Securities, if and when the issue and the amount of such Debt Securities have been duly authorised by the board of directors of the Company, will be duly authorised according to Luxembourg laws applicable to commercial companies generally.

6	ADDRESSEE

This opinion letter is addressed to you and may only be relied upon by you in connection with the transactions to which the Registration Statement and the Debt Securities relate and may not be disclosed to and relied upon by any other person without our prior written consent.

We hereby consent to the filing of this opinion letter as an Exhibit 5.3 to the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC.

Luxembourg law legal opinion – Schlumberger Investment S.A.– S-3 Registration Statement

Yours faithfully,

LOYENS & LOEFF LUXEMBOURG SARL

/s/ Anne-Marie Nicolas	/s/ Noémi Gémesi

Anne-Marie Nicolas[1]	Noémi Gémesi[2]

Avocat à la Cour	Avocat à la Cour

[1]	Acting as representative (mandataire) of LOYENS & LOEFF LUXEMBOURG SARL.
[2]	Acting as representative (mandataire) of LOYENS & LOEFF LUXEMBOURG SARL.

Luxembourg law legal opinion – Schlumberger Investment S.A.– S-3 Registration Statement

Schedule 1

ASSUMPTIONS

The opinions in this opinion letter are subject to the following assumptions:

1	DOCUMENTS

1.1

All original documents are authentic, all signatures (whether handwritten or electronic) are genuine and were inserted or agreed to be inserted by the relevant individual, and all copies are complete and conform to the originals.

1.2	The information contained and the statements made in the Excerpt and the RCS Certificate are true, accurate and complete at the Relevant Date.

2	INCORPORATION, EXISTENCE, CORPORATE POWER

2.1	There were no defects in the incorporation process of the Company (not appearing on the face of the Deed of Incorporation). The Articles are in full force and effect on the Relevant Date.

2.2

The Company has its central administration (administration centrale) and its centre of main interest (as described in the Insolvency Regulation) in Luxembourg and does not have an establishment (as described in the Insolvency Regulation) outside Luxembourg.

2.3	The Company complies with and adheres to all laws and regulations on the domiciliation of companies.

2.4

The issue of the Debt Securities and the execution, entry into, performance and filing by the Company of the Registration Statement, and the transactions in connection therewith are (a) in its corporate interest, (b) with the intent of pursuing profit (but lucratif) and (c) serving the corporate object of the Company.

2.5	The Company will be validly existing under Luxembourg law at the date of the Authorisation.

3	AUTHORISATION

The Company is not under any contractual obligation to obtain the consent, approval, co-operation, permission or otherwise of any third party or person in connection with the execution of, entry into, and performance of its obligations under, the Registration Statement and the issuance of the Debt Securities.

4	REGULATORY

The Company does not carry out any activity in the financial sector or in the insurance sector on a professional basis (as referred to in the Luxembourg law dated 5 April 1993 on the financial sector, and the Luxembourg law dated 7 December 2015 on the insurance sector) or any activity requiring a business licence under the Luxembourg law dated 2 September 2011 governing the access to the professions of skilled craftsman, tradesman, manufacturer, as well as to certain liberal professions.

Luxembourg law legal opinion – Schlumberger Investment S.A.– S-3 Registration Statement

5	MISCELLANEOUS

5.1

The Company will issue the Debt Securities and execute and perform its obligations under the Registration Statement (and all documents in connection therewith) in good faith, for the purpose of carrying out its business and without any intention to defraud or deprive of any legal benefit any other party (including third party creditors) or to circumvent any mandatory law, regulation of any jurisdiction or contractual arrangements.

5.2

There are no provisions in the laws of any jurisdiction (other than Luxembourg) or in the documents mentioned in the Registration Statement, which would adversely affect, or otherwise have any negative impact on this opinion letter.

Luxembourg law legal opinion – Schlumberger Investment S.A.– S-3 Registration Statement

Schedule 2

QUALIFICATIONS

The opinions in this opinion letter are subject to the following qualifications:

1	INSOLVENCY

This opinion letter is subject to all limitations resulting from the application of Luxembourg public policy rules, overriding statutes and mandatory laws as well as to all limitations by reasons of Insolvency Proceedings.

2	ACCURACY OF INFORMATION

2.1

Corporate documents of, and court orders affecting, the Company may not be available at the RCS forthwith upon their execution and filing and there may be a delay in the filing and publication of the documents or notices related thereto. We express no opinion as to the consequences of any failure by the Company to comply with its filing, notification, reporting and publication obligations.

2.2

Documents relating to a Luxembourg company whose publication is required by law will only be valid towards third parties from the day of their publication with the Electronic Register of Companies and Associations (Recueil Electronique des Sociétés et Associations), unless the company proves that the relevant third parties had prior knowledge thereof. Third parties may however rely upon such documents which have not yet been published. For 15 days following their publication, such documents will not be valid towards third parties who prove the impossibility for them to have knowledge thereof.

2.3

The Articles, the Excerpt and the RCS Certificate do not constitute conclusive evidence whether or not a winding-up, administration petition or order has been presented or made, a receiver has been appointed, an arrangement with creditors has been proposed or approved or any other Insolvency Proceedings have commenced.

3	INCORPORATION, EXISTENCE AND CORPORATE POWER

3.1

Our opinion that the Company exists is based on the Corporate Documents, the Excerpt and the RCS Certificate (which confirms that no judicial decision or administrative dissolution without liquidation procedure (procédure de dissolution administrative sans liquidation) pertaining to the Company have been registered with the RCS, in accordance with article 13, paragraphs 4 to 12, 16 and 17 of the Luxembourg law of 19 December 2002 on the Trade and Companies Register and the accounting and annual accounts of companies).

3.2

Luxembourg companies must deposit annual accounts within one month of their approval by the general meeting of shareholders and no later than seven months after the end of the financial year. The public prosecutor may request the judicial liquidation of the defaulting company.

Luxembourg law legal opinion – Schlumberger Investment S.A.– S-3 Registration Statement

4	ENFORCEABILITY

The opinions expressed herein may be affected by general principles and defences under Luxembourg law, such as the principles of reasonableness and fairness, good faith, abuse of rights, modification on grounds of unforeseen circumstances, limitations by criminal law, undue influence, force majeure, the right to suspend performance as long as the other party is in default in respect of its obligations, the right to set-off and the right to dissolve a transaction upon default by the other party.

5	MISCELLANEOUS

5.1

A Luxembourg company may only enter into transactions which are in its corporate interest. The question of whether or not a transaction is in a company’s corporate interest, is largely dependent on factual considerations and the responsibility for such assessment is that of the board of directors or managers of the relevant company. If any such transaction is subsequently held to be contrary to a company’s corporate interest, it could be held to be null and void.

5.2	We express no opinion on general defences under Luxembourg law, such as duress, deceit (dol) or mistake (erreur).

Luxembourg law legal opinion – Schlumberger Investment S.A.– S-3 Registration Statement